UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2009

IMAGE ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 9, 2009, Portside Growth and Opportunity Fund (Portside), the holder of our 8.875% amended and restated senior secured convertible note due August 30, 2011 in the principal amount of $15.7 million (Note), provided notice of its election to require us to make a payment of principal and accrued interest on December 11, 2009. Please see our Quarterly Report on Form 10-Q filed on November 16, 2009 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations— Recent Events—Amendments of Senior Convertible Note and Loan and Security Agreement” for a brief description of the Note. The amount due to Portside on December 11, 2009 was $4,070,027 (Installment Payment).

On December 11, 2009, we entered into a Third Amendment Agreement (Amendment Agreement) with Portside. The Amendment Agreement amended the Note to change the date on which we must pay the Installment Payment from December 11, 2009 to December 14, 2009 and to eliminate our ability to further defer payment of the Installment Payment by entering into a written agreement for the sale of all or substantially all of our assets on or prior to December 11, 2009 that, upon consummation of the transaction contemplated by the agreement, would result in a change of control of Image. The Amendment Agreement did not rescind Portside’s notice requiring the Installment Payment and provided that the Installment Notice was to be modified to reflect the appropriate interest accrual as of December 14, 2009.

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 is incorporated herein by reference.

We were unable to make the Installment Payment on December 14, 2009. Our failure to make the Installment Payment on December 14, 2009 constituted an event of default under the Note. As a result of the event of default:

•
We are required to (i) pay the default interest rate of 12% per annum from December 14, 2009 until we cure the event of default and (ii) pay a late charge in an amount equal to interest on the Installment Amount at the rate of 15% per annum from December 14, 2009 until the Installment Amount is paid in full.

•	Portside may exercise its rights and remedies as a secured lender subject to a subordination agreement with Wachovia Capital Finance Corporation (Western) (Wachovia).

•
Portside is entitled at any time to provide us written notice requiring us to redeem all or any part of the principal amount of the Note. As of December 14, 2009, the principal amount of the Note totaled $15,700,972.60. Any portion of the Note required to be redeemed must be redeemed by us at a price equal to the greater of:

•
the sum of (A) the principal amount of the Note to be redeemed, (B) accrued and unpaid interest with respect to such principal and (C) accrued and unpaid late charges with respect to such principal and interest (collectively, the “Conversion Amount”) and

•
the product of (A) the Conversion Rate (i.e., the Conversion Amount divided by the current conversion price, which is currently $4.25) with respect to such Conversion Amount in effect at such time as the Holder delivers a redemption notice and (B) the greater of (1) the closing sale price of our common stock on the date immediately preceding the event of default, (2) the closing sale price of our common stock on the date immediately after the event of default and (3) the closing sale price of our common stock on the date the Holder delivers its redemption notice.

As of the date of this report, we have not received written notice from Portside regarding its decision to redeem all or any part of the Note. If we receive such a notice, we must deliver the redemption amount to Portside within five business days.

The event of default under the Note also results in a cross-default under our Loan and Security Agreement, as amended (Loan Agreement), with Wachovia and the Replication Agreement (Replication Agreement) with Arvato Digital Services (Arvato).

As a result of the default under the Loan Agreement, among other things:

•	The interest rate under the Loan Agreement will be increased by 2% per annum.

•	We could be prohibited from future borrowings under the Loan Agreement.

•	Operating cash could be frozen.

•	Wachovia is entitled to declare debt in the principal amount of approximately $9.3 million at December 14, 2009 immediately due and payable.

•	The Loan Agreement could be terminated.

•	Wachovia is entitled to foreclose on all of our assets.

As a result of the default under the Replication Agreement, among other things, Arvato is entitled to accelerate all amounts due and payable by us under the Replication Agreement, which amounts totaled approximately $8.5 million at December 14, 2009. The foregoing amount includes the outstanding portion of the manufacturing advance.

Wachovia and Portside are parties to a subordination agreement that provides, among other things, that in the event of a default under the Note, Wachovia has the right to prevent Portside from taking certain action to enforce its rights under the Note for up to 180 days after July 31, 2009.

We do not currently have the funds, or access to the funds, necessary to repay all of our outstanding obligations to Portside, Wachovia, Arvato and our other creditors. Unless we are able to negotiate an amendment, forbearance or waiver with Portside, Wachovia, Arvato and our other creditors, we do not currently expect to be able to cure the defaults under our debt agreements, which failure to cure would have a material adverse effect on our liquidity, business, results of operations and financial condition and on our ability to continue as a going concern and could potentially force us to file for protection from our creditors under Chapter 11 of the U.S. Bankruptcy Code. We continue to work with our financial advisor to explore strategic alternatives.

Item 8.01. Other Events.

On December 15, 2009, we issued a press release announcing the default under the Note and the Amendment Agreement. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
4.1	Third Amendment Agreement, dated as of December 11, 2009, by and among Image Entertainment, Inc. and Portside Growth and Opportunity Fund.
99.1	Press Release dated December 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated:	December 15, 2009	By:	/s/ Michael B. Bayer

Michael B. Bayer Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Third Amendment Agreement, dated as of December 11, 2009, by and among Image Entertainment, Inc. and Portside Growth and Opportunity Fund.
99.1	Press release, dated December 15, 2009.